EXHIBIT 11.1

                           CORNELL CORRECTIONS, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                       HISTORICAL                                     PRO FORMA
                                       ---------------------------------------------------------------------------   ------------
                                                                                                SIX MONTHS ENDED
                                                                                                                      YEAR ENDED
                                                      YEAR ENDED DECEMBER 31,                       JUNE 30,         DECEMBER 31,
                                       -----------------------------------------------------  --------------------   ------------
                                         1992       1993       1994       1995       1996       1996       1997          1996
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   ------------
Net income (loss)....................  $     940  $    (915) $    (600) $    (989) $  (2,379) $    (710) $   1,295      $2,702
                                       =========  =========  =========  =========  =========  =========  =========   ============
Weighted average shares outstanding

    Weighted average common shares
      and common share equivalents...      1,603      1,807      2,923      3,188      4,228      3,190      7,359       6,881

    Less treasury shares.............         --         --         --        (93)      (555)      (555)      (555)       (555)

    Effect of shares issuable under
      stock options and warrants
      based on the treasury stock
      method.........................        888        888        888        888        793        888        335         793

    Common shares offered by the
      Company(1).....................         --         --         --         --         --         --         --       1,656
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   ------------
        Weighted average common
          shares and common share
          equivalents................      2,491      2,695      3,811      3,983      4,466      3,523      7,139       8,775
                                       =========  =========  =========  =========  =========  =========  =========   ============

                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------   ------------
Earnings (loss) per share............  $     .38  $    (.34) $    (.16) $    (.25) $    (.53) $    (.20) $     .18      $  .31
                                       =========  =========  =========  =========  =========  =========  =========   ============

                                       PRO FORMA
                                       ----------
                                       SIX MONTHS
                                          ENDED
                                        JUNE 30,
                                       -----------
                                          1997
                                       -----------
Net income (loss)....................    $ 2,141
                                       ===========
Weighted average shares outstanding
    Weighted average common shares
      and common share equivalents...      7,359
    Less treasury shares.............       (555)
    Effect of shares issuable under
      stock options and warrants
      based on the treasury stock
      method.........................        335
    Common shares offered by the
      Company(1).....................      1,656
                                       -----------
        Weighted average common
          shares and common share
          equivalents................      8,795
                                       ===========

                                       -----------
Earnings (loss) per share............    $   .24
                                       ===========

------------
(1) Pro forma shares for the Offering include only 1,656,000 of the 2,459,073 shares (which includes 209,073 shares issued upon the exercise of warrants) sold in the Offering. The 803,073 shares represent shares assumed repurchased with the net cash proceeds received by the Company.